Exhibit 99.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20594


                       ----------------------------------

           Financial statements and schedules furnished in lieu of the


                                    FORM 11-K
                                  Annual Report

                        Pursuant to Rule 15d-21 under the
                         Securities Exchange Act of 1934

                         -------------------------------

For the fiscal year ended December 31, 1999


   A. Full title of the Plan and the address of the Plan, if different from that of the issuer named below:


                        WISCONSIN ELECTRIC POWER COMPANY
                        Employee Retirement Savings Plan


   B. Name of issuer of the securities held pursuant to the Plan and the address of its principal execute office:


                          Wisconsin Energy Corporation
                            231 West Michigan Street
                                  P.O. Box 2949
                               Milwaukee, WI 53201
                                   Signatures


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrator has duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                                   WISCONSIN ELECTRIC POWER COMPANY
                                   EMPLOYEE RETIREMENT SAVINGS PLAN
                                   --------------------------------
                                            Name of Plan








           June 23, 2000        By /s/Calvin H. Baker
                                   --------------------------------
                                   Calvin H. Baker
                                    Plan Administrator


Wisconsin Electric
Power Company
Employee Retirement
Savings Plan
Financial Statements and Report
December 31, 1999 and 1998





















Wisconsin Electric Power Company
Employee Retirement Savings Plan
Index to Financial Statements




Report of Independent Accountants

Statements of Net Assets Available for Benefits as of
  December 31, 1999 and 1998

Statements of Changes in Net Assets Available for Benefits for the years ended December 31, 1999 and 1998

Notes to Financial Statements

Schedules Required by the Department of Labor's Rules and Regulations:*

  Form 5500, Schedule of Assets Held for Investment Purposes at End of Year as of December 31, 1999






* Other schedules required by the Department of Labor have been omitted because they are not applicable.





                        Report of Independent Accountants


To the Participants and Plan Administrator of the Wisconsin Electric Power Company
Employee Retirement Savings Plan


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Wisconsin Electric Power Company Employee Retirement Savings Plan (the "Plan") at December 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of Assets Held for Investment Purposes at End of Year is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/PricewaterhouseCoopers  LLP
------------------------------------------
PRICEWATERHOUSECOOPERS  LLP





Milwaukee, Wisconsin
June 7, 2000

Wisconsin Electric Power Company
Employee Retirement Savings Plan
Statements of Net Assets Available for Benefits
December 31, 1999 and 1998
--------------------------------------------------------------------------------
                                                      1999                1998
                                                  ------------        ------------
Assets
Investments (See Note 3)                          $552,629,548        $460,763,002

Cash                                                   685,121           1,335,145
                                                  ------------        ------------
Net assets available for benefits                 $553,314,669        $462,098,147
                                                  ============        ============

The accompanying notes are an integral part of these financial statements.

Wisconsin Electric Power Company
Employee Retirement Savings Plan
Statements of Changes in Net Assets Available for Benefits
For the Years Ended December 31, 1999 and 1998
--------------------------------------------------------------------------------
                                                      1999                1998
                                                  ------------        ------------
Additions
---------
Additions to net assets attributed to:
  Investment income:
    Interest and dividends                         $35,794,997         $23,316,534
    Net appreciation in fair value of
      investments                                   20,383,798          36,488,660
                                                  ------------        ------------
                                                    56,178,795          59,805,194
                                                  ------------        ------------
  Contributions:
    Participants'                                   32,058,293          30,229,463
    Employer's                                       8,559,449           7,793,332
                                                  ------------        ------------
                                                    40,617,742          38,022,795
                                                  ------------        ------------
    Total additions                                 96,796,537          97,827,989

Deductions
----------
Deductions from net assets attributed to:
  Administrative expenses                               40,401              30,300
  Benefits paid to participants                     14,858,902          14,236,649
                                                  ------------        ------------
    Total deductions                                14,899,303          14,266,949
                                                  ------------        ------------
  Net increase prior to plan transfer               81,897,234          83,561,040
  Transfer from another plan (See Note 1)            9,319,288                -
                                                  ------------        ------------
Net increase                                        91,216,522          83,561,040

Net assets available for benefits:
  Beginning of year                                462,098,147         378,537,107
                                                  ------------        ------------
  End of year                                     $553,314,669        $462,098,147
                                                  ============        ============

The accompanying notes are an integral part of these financial statements.

Wisconsin Electric Power Company
Employee Retirement Savings Plan
Notes to Financial Statements
December 31, 1999 and 1998
--------------------------------------------------------------------

1.   Description of the Plan

     The following description of the Wisconsin Electric Power Company ("WE" or the "Company") Employee Retirement Savings Plan ("ERSP" or the "Plan") provides only general information. Participants should refer to the plan agreement for a more comprehensive description of the Plan's provisions.

     General
     The Plan is a defined contribution plan covering all employees of WE who are projected to complete at least 1,000 hours of service within one year from hire date. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

     During 1999, the Plan was amended to reflect the merger of the Bargaining Unit Savings Plan of Edison Sault Electric Company and the Employee Incentive and Stock Plan of Edison Sault Electric Company. Net assets totaling $9,319,288 were transferred to the Plan.

     Contributions
     Contributions are subject to certain limitations of the Internal Revenue Code ("IRC"). Participants are allowed to make a pre-tax contribution of up to 20% of their base wages, as defined in the Plan. Participants are also allowed to contribute to the Plan on a post tax basis and may contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. The Company matches 50% of the first 6% of wages up to a maximum contribution of 3% of qualified compensation, as defined in the Plan. All employer contributions are initially invested in the Wisconsin Energy Corporation ("WEC") Common Stock Fund.

     Participant Accounts
     Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution and (b) Plan earnings. Allocations of plan earnings are based on participant account balances in relation to total fund account balances as defined in the Plan. Earnings on investments are not taxed while such amounts accumulate in the Plan.
     The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account balance. Forfeited balances of terminated participants' nonvested accounts are used to reduce future employer contributions.

     Vesting
     Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching contribution portion of their account plus actual earnings thereon occurs after the participant achieves 1,000 hours of service.

     Investment Options
     Participant contributions may be allocated, in whole percentages, to any of various investment options offered by the Plan. Participants may change their investment options daily.

     The value of participant investments in the Blended Rate Income Fund grows through earnings at negotiated interest rates, while investment growth
     (loss) in mutual funds results from dividends plus a net increase (decrease) in the market value of securities in the fund.

     Participant Withdrawals and Terminations
     The full value of a participant's ERSP account is distributed through a lump-sum cash payment to the employee or designated beneficiary upon retirement, termination of employment or death, for account balances less than $5,000. Distributions of participant account balances of $5,000 or greater are based on participant elections in accordance with the Plan provisions.

     As the Plan is primarily designed to meet long-term financial needs, employees may permanently withdraw amounts from their accounts under the terms of the Plan's financial hardship withdrawal guidelines. Additionally, participants may withdraw all or a portion of the value of their after-tax contributions, however, this withdrawal is limited to once per Plan year.

     Participant Notes Receivable
     Participants may borrow from their fund accounts up to the lesser of 50% of their account balance or $50,000, reduced by the highest outstanding loan balance over the past 12 months. Loans are repayable monthly over periods not to exceed 5 years. The interest rate charged on participant loans is fixed at the beginning of each loan at prime rate plus 1%.

     Plan Termination
     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

     Administration
     A trustee is utilized in connection with the operation of the Plan. The Chief Financial Officer and Vice President-Finance of WE serves as the Plan Administrator.


2.   Significant Accounting Policies

     Basis of Accounting
     The Plan's financial statements are prepared under the accrual basis of accounting.

     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

     Investment Valuation
     The investments of the Plan are stated at fair value, except for its investments in guaranteed investment contracts which are stated at contract value. Participant loans are stated at cost which approximates fair value. Shares of mutual funds and common stock are valued at quoted market prices on the last day of the plan year.

     The Plan's investments in traditional guaranteed investment contracts and synthetic guaranteed investment contracts are valued at contract value because participants may ordinarily direct the withdrawal or transfer of all or a portion of their investment at contract value. Contract value represents contributions made under the contract, plus earnings, less withdrawals and administrative expenses. The contract value of the Plan's investments in guaranteed investment contracts approximates fair value at December 31, 1999 and 1998.

     The average yield for the Plan's investments in guaranteed investment contracts was 6.0% and 6.3% for the years ending December 31, 1999 and 1998, respectively. The crediting interest rate was 5.9% and 5.7% as of December 31, 1999 and 1998, respectively.

     Risks and Uncertainties
     The Plan's investments are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investments and the level of uncertainty related to changes in the values of investments, it is at least reasonably possible that changes in risks in the near term could materially affect participants' account balances and the amounts reported in the statements of net assets available for benefits and the statements of changes in net assets available for benefits.

     Income Recognition
     The Plan presents in the statements of changes in net assets available for benefits the net appreciation in the fair value of its investments, which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

     Interest and dividends are recorded as earned.

     Payments of Benefits
     Benefits are recorded when paid.

     Administrative Expenses
     All significant administrative expenses are paid by the Company, except for loan origination fees which are paid by the borrowing participant and charged against the fund from which the borrowings are made.

     Reclassifications
     Certain reclassifications have been made to the December 31, 1998 financial statements to conform to the presentation used in the current year.

3.
     Investments

     The following presents investments that represent 5% or more of the Plan's net assets:

                                                                  December 31,
                                                  --------------------------------------
                                                  ---
                                                      1999                1998
                                                  ------------        ------------
WEC Common Stock, 4,702,518 and
  3,496,250 shares, respectively                  $90,523,472         $109,914,813

Fidelity Equity Income Fund, 1,590,167 and
  1,467,790 shares, respectively                   85,042,129           81,535,742

Fidelity Growth Company Fund, 1,700,984 and
  1,354,683 shares, respectively                  143,392,914           69,115,947

Fidelity U.S. Equity Index Commingled Pool,
  1,812,046 and 1,682,467 shares, respectively     76,214,639           58,617,135

     During 1999 and 1998, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value by $20,383,798 and $36,488,660, respectively, as follows:

                                            1999                1998
                                        ------------        ------------
Mutual funds                            $52,269,985         $14,740,045
Collective trust fund                    12,984,530          12,311,002
Common stock                            (44,870,717)          9,437,613
                                        -----------         -----------
                                        $20,383,798         $36,488,660
                                        ===========         ===========

4.   Tax Status

     The Internal Revenue Service has determined and informed the Company by a letter dated September 21, 1995, that the Plan is designed in accordance with applicable sections of the IRC. The Plan has been amended since receiving the determination letter. However, the plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

5.   Amounts Allocated to Withdrawn Participants

     Plan assets of $112,294,075 and $86,312,273 have been allocated to the accounts of persons who are no longer active participants of the Plan as of December 31, 1999 and 1998, respectively.


6.   Unitization of the WEC Common Stock Fund

     The WEC Common Stock Fund is accounted for on a unitary basis. At December 31, 1999, there were 9,086,423.348 units in the fund with a net asset value of $10.04 per unit. At December 31, 1998, there were 6,812,612.273 units in the fund with a net asset value of $16.33 per unit.


7.   Party-in-interest Transactions

     Certain plan investments represent shares of mutual funds managed by Fidelity Management Trust Company, shares of employer securities, and participant loans. These transactions are considered party-in-interest transactions. These transactions are not, however, considered prohibited transactions under 29 CFR 408(b) of the ERISA regulations.



Wisconsin Electric Power Company
Employee Retirement Savings Plan
Form 5500, Schedule of Assets Held for Investment Purposes at End of Year
December 31, 1999
--------------------------------------------------------------------------------
  Identity of issue, borrower,            Description of investment including      Current
    lessor, or similar party                maturity date and rate of interest      Value
---------------------------------       --------------------------------------  -------------
* WEC Common Stock                      Common stock                             $90,523,472

* Fidelity Equity Income Fund           Mutual fund                               85,042,129

* Fidelity Growth Company Fund          Mutual fund                              143,392,914

* Fidelity U.S. Equity Index
    Commingled Pool                     Collective trust fund                     76,214,639

* Fidelity Balanced Fund                Mutual fund                               22,713,314

* Fidelity Retirement Government
    Money Market Portfolio              Mutual fund                                5,196,695

* Fidelity U.S. Bond Index Portfolio    Mutual fund                                7,400,850

* Fidelity Overseas Fund                Mutual fund                               26,358,113

* Fidelity Low-Priced Stock Fund        Mutual fund                               18,356,243

* Fidelity Institutional Money Market   Money market fund                          2,060,496

* Participant Loans                     Participant notes receivable               8,393,350
                                        Varied maturities from 2000 to 2005
                                        Interest rates range from 7% to 10%

AIG Financial Produts                   Synthetic Guaranteed
                                        Investment Contract
                                          CARCO, 6.70%
                                          Maturity - 11/15/2002
                                          Contract 1999-4 (A) CARCO                1,985,403

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                 12,493

Wisconsin Electric Power Company
Employee Retirement Savings Plan
Form 5500, Schedule of Assets Held for Investment Purposes at End of Year
December 31, 1999
--------------------------------------------------------------------------------
                                          Description of investment including      Current
       Identity of Issuer                 maturity date and rate of interest        Value
---------------------------------       --------------------------------------  -------------
Chase Manhattan                         Synthetic Guaranteed
                                        Investment Contract
                                          Sears Credit Account
                                          Master Trust, 5.15%
                                          Maturity - 03/15/2002                   2,668,946

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                53,358

Chase Manhattan                         Synthetic Guaranteed
                                        Investment Contract
                                          FUSAM, 5.30%
                                          Maturity - 07/17/2002
                                          Contract 1997-6A                        2,082,269

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                81,243

Deutsche Bank                           Synthetic Guaranteed
                                        Investment Contract
                                          Olympic Auto Trust, 6.12%
                                          Maturity - 12/15/2000
                                          Contract 1996-D A4                      1,203,526

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                   612

Monumental Life Insurance               Synthetic Guaranteed
                                        Investment Contract
                                          FIRST SEC AUTO, 5.51%
                                          Maturity - 11/17/2003
                                          Contract 99-1 (A4) FSAOT                1,954,762

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                63,887

Monumental Life Insurance               Synthetic Guaranteed
                                        Investment Contract
                                          Discover Card Master Trust, 5.40%
                                          Maturity - 11/17/2003
                                          Contract 199                            1,919,311

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper               107,579

Monumental Life Insurance               Synthetic Guaranteed
                                        Investment Contract
                                          AMERICREDIT, 5.54%
                                          Maturity - 04/05/2004
                                          Contract 99-B A4 AMCAR FSA              2,452,886

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                85,923

Morgan Guaranty                         Synthetic Guaranteed
                                        Investment Contract
                                          AMERICAN EXPRESS, 5.71%
                                          Maturity - 04/15/2004
                                          Contract 99-1 A AMXCA                   1,905,778

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                95,559

State Street                            Synthetic Guaranteed
                                        Investment Contract
                                          Premier Auto Trust, 5.88%
                                          Maturity - 04/08/2002
                                          Contract 1998-2A4                       2,477,104

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                32,532

Transamerica Life Insurance             Synthetic Guaranteed
                                        Investment Contract
                                          Dayton Hudson Credit Card Trust,
                                          6.4%                                    1,776,225
                                          Maturity - 10/25/2002

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                43,864

Transamerica Life Insurance             Synthetic Guaranteed
                                        Investment Contract
                                          Ford Auto Loan Master Trust, 5.69%
                                          Maturity - 02/15/2001
                                          Contract 19                             2,264,395

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                26,894

Westdeutsche Landesbank                 Synthetic Guaranteed
                                        Investment Contract
                                          KEY AUTO, 5.39%
                                          Maturity - 12/15/2003
                                          Contract 1999-1 (A4) KAFT               1,959,245

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                68,171

Morgan Guaranty                         Synthetic Guaranteed
                                        Investment Contract
                                          FHLMC, 6.59%
                                          Maturity - 01/15/2004
                                          Contract 5 01/15/2004                   1,919,231

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                17,143

AIG Financial Products                  Synthetic Guaranteed
                                        Investment Contract
                                          Fannie Mae, 5.85%
                                          Maturity - 06/25/2002
                                          Contract 1993-41 PG                     2,493,367

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                21,326

Monumental Life Insurance               Synthetic Guaranteed
                                        Investment Contract
                                          Freddie Mac, 8.11%
                                          Maturity - 02/15/2001
                                          Contract 1667 PD                        1,250,089

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper               (10,204)

Monumental Life Insurance               Synthetic Guaranteed
                                        Investment Contract
                                          Fannie Mae, 6.09%
                                          Maturity - 04/25/2003
                                          Contract 1994-30G                       1,973,120

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                28,941

Morgan Guaranty                         Synthetic Guaranteed
                                        Investment Contract
                                          Freddie Mac, 5.88%
                                          Maturity - 04/15/2003
                                          Contract 1661 PG                        2,965,290

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                53,378

State Street                            Synthetic Guaranteed
                                        Investment Contract
                                          Fannie Mae, 6.70%
                                          Maturity - 03/25/2002
                                          Contract 1993-72D                       1,248,402

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                (1,601)

State Street                            Synthetic Guaranteed
                                        Investment Contract
                                          Freddie Mac, 6.64%
                                          Maturity - 10/15/2001
                                          Contract 1737 E                         1,702,174

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                (2,010)

State Street                            Synthetic Guaranteed
                                        Investment Contract
                                          Freddie Mac, 6.81%
                                          Maturity - 05/15/2000
                                          Contract 1489 F                           129,699

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                   (83)

UBS AG                                  Synthetic Guaranteed
                                        Investment Contract
                                          Freddie Mac, 6.33%
                                          Maturity - 01/15/2003
                                          Contract 1666 E                         1,482,645

                                          Synthetic Guaranteed
                                          Investment Contract Wrapper                14,053


AI Life                                 6.42%, Maturity - 10/02/2000
                                        Contract GIC925                           3,047,422

Combined                                6.76%, Maturity - 07/31/2003
                                        Contract CG1130                           3,094,469

GE Life and Annuity                     6.58%, Maturity - 07/01/2002
                                        Contract GS3316                           2,061,330

New York Life                           6.63%, Maturity - 09/30/2003
                                        Contract GA31003                          3,092,471

Ohio National                           6.33%, Maturity - 12/09/2000
                                        Contract GA5812                           2,413,260

Principal                               6.61%, Maturity - 07/01/2002
                                        Contract 42905201                         4,682,718

Protective                              6.64%, Maturity - 01/03/2000
                                        Contract GA1359**                         1,814,280

Southland                               6.56%, Maturity - 03/31/2000
                                        Contract SL180GIC                         2,032,642

Sunamerica                              6.35%, Maturity - 09/30/2001
                                        Contract 4749SUNAM                        1,141,574

Transamerica Occidental                 7.00%, Maturity - 04/30/2001
                                        Contract 51444-00                         2,990,242



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8
(No. 333-86467) of Wisconsin Energy Corporation of our report dated June 7, 2000 relating to the financial statements of the Wisconsin Electric Power Company Employee Retirement Savings Plan which appears in this Exhibit 99.1 filed with Amendment No. 2 (on Form 10-K/A) to the Wisconsin Energy Corporation Annual Report on Form 10-K for the year ended December 31, 1999.


/s/PricewaterhouseCoopers LLP
-----------------------------
PRICEWATERHOUSECOOPERS LLP



Milwaukee, Wisconsin
June 23, 2000